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PROXY SOLICITED BY THE BOARD OF DIRECTORS                 Exhibit 99.2
                    FIRST COMMERCIAL BANCORP, INC.
            SPECIAL MEETING OF STOCKHOLDERS [DATE], 1997
                                             ----

The undersigned hereby appoints DONALD W. WILLIAMS and ALLEN H. BLAKE, and each of them, proxies, with full power of substitution and revocation, to vote the shares of Common Stock of First Commercial Bancorp, Inc. (the Company), which the undersigned is entitled to vote at the Special Meeting of Stockholders scheduled to occur on [DATE], 1997, and at any adjournment(s)
                                       ----
thereof (the "Meeting"), with all the powers the undersigned would possess if personally present, including authority to vote on the matters stated below in the manner directed and upon any other matter which may properly come before the Meeting in such manner as the proxies may in their discretion determine. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting or any adjournment thereof.

      Item 1. Approval and adoption of the Agreement and Plan of Merger (the Merger Agreement), by and between the Company and First Banks America,
Inc., a Delaware corporation (FBA). If the Merger Agreement is approved by the stockholders of the Company and FBA, the Company will be merged (the Merger) with and into FBA. Upon consummation of the Merger, each outstanding share of the Company's common stock, par value $1.25 per share, and other than shares held by stockholders of the Company who exercise their appraisal rights under the General Corporation Law of the State of Delaware, will be converted into the right to receive, 0.8888 shares of FBA Class A Common Stock, par value $0.15 per share, with cash in lieu of fractional shares.

            _____ FOR      _____ AGAINST      _____ ABSTAIN


           CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

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THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ABOVE AND IN THEIR DISCRETION
ON ALL OTHER MATTERS COMING BEFORE THE MEETING. EXCEPT AS SPECIFIED TO THE CONTRARY ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE MATTER REPRESENTED IN ITEM 1 ABOVE.

PLEASE PROMPTLY MARK, SIGN, DATE AND       DATED __________________, 1997
RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


                             ______________________________________________
                             Signature


                             ______________________________________________
                             Signature


                    Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, give full title as such. A corporation should sign by authorized officer and affix seal. If this Proxy is executed by two or more persons or entities it shall pertain to all shares of common stock of the Company held in the individual name of each person or entity as well as all shares of common stock of the Company held in joint name by any two or more such persons or entities.


    [THE ABOVE TEXT TO APPEAR AS REVERSE OF PROXY, BELOW PERFORATION]